Exhibit(a)(3)
NOTICE OF GUARANTEED DELIVERY
for tender of
10.25% Preferred Securities
of
SMAN CAPITAL TRUST I
(Liquidation Amount $10 per Trust Security)
Guaranteed by Standard Management Corporation
Including Accrued Distributions
Pursuant to the Offer to Exchange dated May 5, 2006
      This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (i) if certificates representing the 10.25% Preferred Securities of SMAN Capital Trust I (the “Trust Securities”) are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See “Description of the Exchange Offer — Procedures for Tendering Your Securities — Guaranteed Delivery” in the Offer to Exchange.
      The Exchange Offer will expire at 5:00 p.m., New York City time, on June 5, 2006, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The exchange agent (the “Exchange Agent”) for the Exchange Offer is:
Deutsche Bank National Trust Company

By Facsimile: DB Services Tennessee, Inc. Reorganization Unit Fax: (615) 835-3701 Attn: Karl Shepard (615) 835-3572	By Registered or Certified Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737 Attn: Karl Shepard	By Overnight Mail or Courier: DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepard

For Confirmation by Telephone: (615) 835-3572

The information agent (the “Information Agent”) for the Exchange Offer is:
501 Madison Avenue, 20th Floor
New York, New York 10022
Call Toll Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833
      Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal (the “Letter of Transmittal”).
      An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Exchange under “Description of the Exchange Offer — Procedures for Tendering Your Securities — Tender of Trust Securities Held Through DTC”) and Trust Securities to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.
Ladies and Gentlemen:
      The undersigned hereby tenders to Standard Management Corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 5, 2006 (the “Offer to Exchange”), the Letter of Transmittal (which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, and accepts the Exchange Offer in accordance with its terms in respect of the number of Trust Securities specified below pursuant to the guaranteed delivery procedure described under “Description of the Exchange Offer — Procedures for Tendering Your Securities — Guaranteed Delivery” in the Offer to Exchange.

Trust Securities Number(s) (if available):

Aggregate Liquidation Amount Represented by Certificate(s)*:

Aggregate Liquidation Amount Tendered:

Please check box if the Trust Securities will be tendered by book-entry transfer:☐

DTC Account No.:

Date: , 2006	Name of Record Holder(s): Please Type or Print Address(es) Zip Code Area Code and Telephone Number(s) Signature(s) of Holder(s):

*	Liquidation Amount $10 per Trust Security

      The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Trust Securities or on a security position listing as the owner of Trust Securities, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.
Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)
          The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either Trust Securities tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Trust Securities in the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange business day following the date hereof.

Name of Firm: Address: Zip Code: Area Code and Telephone Number(s):	Authorized Signature Title: Name: Please Type or Print Date: , 2006

DO NOT SEND CERTIFICATES FOR TRUST SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Trust Securities, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail, the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Offer to Exchange and Instruction 1 of the Letter of Transmittal.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Trust Securities referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Trust Securities without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Trust Securities, the signature must correspond with the name shown on the security position listing as the owner of the Trust Securities.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Trust Securities listed or a participant of DTC whose name appears on a security position listing as the owner of the Trust Securities, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the names(s) of the registered holder(s) appear(s) on the Trust Securities or signed as the name of the participant is shown on DTC’s security position listing.
      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.
      3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Offer to Exchange. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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